As filed with the Securities and Exchange Commission on January 9, 2014

Registration No. 333-133224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

OF NEW YORK

(Exact Name of Registrant as Specified In Its Charter)

New York

(state or other jurisdiction of incorporation or organization)

6312

(primary standard industrial classification code number)

16-1020455

(I.R.S. Employer Identification No.)

4 Manhattanville Road

Purchase, NY 10577

(800) 333-6624

(Address including zip code, and telephone number including area code of registrant’s principal executive office)

Darin D. Smith, Esq.

4333 Edgewood Road, N.E.

Cedar Rapids, IA 52499-4240

(Address including zip code, and telephone number including area code of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

ELIMINATION OF DOWNWARD MARKET VALUE ADJUSTMENT

The Registrant is issuing an endorsement (the “Endorsement”) to the Contract, effective upon receipt of necessary state approval (the “Effective Date”), that will eliminate any downward market value adjustment (“MVA”) that might be applied after the Effective Date to withdrawals or transfers from investment options under the individual modified guaranteed annuity contracts (“Contracts”) to which interest is credited for a specified period (“Guarantee Period”). This ensures that, regardless of any changes in interest rates, if money is transferred or withdrawn under a Contract before a Guaranteed Period expires, the Registrant will not impose any downward MVA that would reduce the amount held in the investment option at the time of the withdrawal or transfer (“Guarantee Amount”). Consequently, a Contract Owner who withdraws or transfers money before the end of a Guarantee Period will not receive less than the Guaranteed Amount before the deduction of any applicable Contract charges. In addition, if the date the Registrant begins making annuity payments under the Contract precedes the end of a Guarantee Period, then in calculating such annuity payments, the Registrant will not apply any MVA that reduces the amount of cash annuity payments. The Registrant will continue to apply any positive MVA that would increase the Contract’s Guarantee Amount and will apply any positive MVA to death benefit payments made under the Contract.

Upon issuance of the Endorsement, the Registrant considers the market value adjusted interests under the Contract to no longer be securities and therefore will no longer file any amendments to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 16. EXHIBITS

Exhibit No.	Description

(1)	Underwriting Agreement Between ML Life Insurance Company of New York and Merrill Lynch Pierce, Fenner & Smith Incorporated (Incorporated by Reference to Registrant’s Form S-1 Registration No. 33-35462, Filed April 26, 1990)

(3)(a)	Amended Charter of ML Life Insurance Company of New York (Incorporated by Reference to ML of New York Variable Annuity Separate Account A’s Post-Effective Amendment No. 10 to Form N-4 Registration No. 33-43654, Filed December 9, 1996)

(3)(b)	By-Laws of ML Life Insurance Company of New York (Incorporated by Reference to ML of New York Variable Annuity Separate Account A’s Post-Effective Amendment No. 10 to Form N-4 Registration No. 33-43654, Filed December 9, 1996.)

(4)(a)(1)	Modified Guaranteed Annuity Contract (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(4)(a)(2)	Modified Guaranteed Annuity Contract MLNY-AY-991/94. (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 3 to Form S-1 Registration No. 33-60288, Filed December 7, 1994.)

(4)(b)	Modified Guaranteed Annuity Contract Application MLNY-AY-950 (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(4)(c)(1)	Qualified Retirement Plan Endorsement (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(4)(c)(2)	Qualified Retirement Plan Endorsement MLNY-AYQ-991/94. (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 3 to Form S-1 Registration No. 33-60288, Filed December 7, 1994.)

(4)(d)(1)	IRA Endorsement MLNY-AYIRA-991 (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(4)(d)(2)	IRA Endorsement, MLNY009 (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 1 to Form S-1 Registration No. 33-60288, Filed March 31, 1994.)

(4)(e)	Company Name Change Endorsement (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 3 to Form S-1 Registration No. 33-34562, Filed March 30, 1992.)

(4)(f)	Market Value Adjustment Endorsement.*

(5)	Opinion of Barry G. Skolnick, Esq. and Consent to its use as to the legality of the securities being registered. (Incorporated by Reference to Registrant’s S-3 Registration No. 333-133224, Filed April 12, 2006.)

(10)(a)	General Agency Agreement Between Royal Tandem Life Insurance Company and Merrill Lynch Life Agency Inc. (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(10)(b)	Investment Management Agreement By and Between Royal Tandem Life Insurance Company and Equitable Capital Management Corporation (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(10)(c)	Shareholders’ Agreement By and Among The Equitable Life Assurance Society of the United States and Merrill Lynch & Co., Inc. and Tandem Financial Group, Inc. (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(10)(d)	Service Agreement By and Between Royal Tandem Life Insurance Company and Tandem Financial Group, Inc. (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(10)(e)	Service Agreement By and Between Tandem Financial Group, Inc. and Merrill Lynch & Co., Inc. (Incorporated by Reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed October 16, 1990.)

(10)(f)	Form of Investment Management Agreement By and Between Royal Tandem Life Insurance Company and Merrill Lynch Asset Management, Inc. (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 1 to Form S-1 Registration No. 33-34562, Filed March 7, 1991.)

(10)(g)	Assumption Reinsurance Agreement By and Among Merrill Lynch Life Insurance Company and Tandem Insurance Group, Inc. and Royal Tandem Life Insurance Company and Family Life Insurance Company (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 3 to Form S-1 Registration No. 33-34562, Filed March 30, 1992.)

(10)(h)	Indemnity Agreement Between ML Life Insurance Company of New York and Merrill Lynch Life Agency Inc. (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 3 to Form S-1 Registration No. 33-34562, Filed March 30, 1992.)

(10)(i)	Amended General Agency Agreement Between ML Life Insurance Company of New York and Merrill Lynch Life Agency Inc. (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 3 to Form S-1 Registration No. 33-34562, Filed March 30, 1992.)

(10)(j)	Amended Management Agreement Between ML Life Insurance Company of New York and Merrill Lynch Asset Management, Inc. (Incorporated by Reference to Registrant’s Form S-1, Filed March 30, 1993.)

(10)(k)	Mortgage Loan Servicing Agreement Between ML Life Insurance Company of New York and Merrill Lynch & Co., Inc. (Incorporated by Reference to Registrant’s Post-Effective Amendment No. 4 to Form S-1 Registration No. 33-60288, Filed March 29, 1995.)

(24)(a)	Powers of Attorney.*

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cedar Rapids and State of Iowa, on this 8th day of January, 2014.

TRANSAMERICA ADVISORS LIFE
INSURANCE COMPANY OF NEW YORK
Depositor

*
Thomas A. Swank
Director, Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas A. Swank	President, Chairman of the Board and Director	, 2014

* William Brown, Jr.	Director	, 2014

* John T. Mallett	Director and Vice President	, 2014

* Steven E. Frushtick	Director	, 2014

* Marc Cahn	Director and Division General Counsel	, 2014

* Eric J. Martin	Vice President, Corporate Controller and Chief Financial Officer	, 2014

/s/ Darin D. Smith Darin D. Smith	Director, Secretary, Managing Assistant General Counsel and Vice President	January 8, 2014

*	By: Darin D. Smith - Attorney-in-Fact pursuant to Powers of Attorney filed herewith.

EXHIBIT INDEX

Number	Description

(4)(f)	Market Value Adjustment Endorsement

(24)(a)	Powers of Attorney